UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 9, 2013

Dice Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Avenue of the Americas, 16th Floor
New York, NY 10018
(Address of principal executive offices, including zip code)

(212) 725-6550
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2013, Dice Holdings, Inc. (the “Company”) announced that John Roberts joined the Company as Chief Financial Officer (“CFO”), effective immediately. Mr. Roberts will be responsible for the Company’s financial organization, including financial and strategic planning, corporate development, accounting, financial reporting, investor relations, treasury, internal audit and tax, as well as the Company's legal and human resources organizations.  Mr. Roberts is succeeding Michael Durney who became the Company's President and Chief Executive Officer on September 30, 2013 and ceased to act as interim CFO in connection with Mr. Roberts’ appointment.

Prior to joining the Company, Mr. Roberts, 47, served as CFO of BrightLine, a leading provider of interactive television solutions. From 2010 to 2011, he served as CFO of OpenSky, Inc. and from 2007 to 2010 Mr. Roberts served as CFO of Mformation, Inc. Previously, from 2006-2007, he was a key leader in scaling the operational and financial performance as the CFO of Right Media, which was ultimately sold to Yahoo!, and served as the CFO of two public companies, Arbinet-Thexchange, Inc. from 2004 to 2006 and Razorfish, Inc. from 2000 to 2003.

Mr. Roberts started his career with PricewaterhouseCoopers LLP where he served for more than a decade ultimately becoming an Audit Partner. Mr. Roberts holds a B.S. in Accounting from Boston College.

Compensation Arrangements with John Roberts
In connection with the employment of Mr. Roberts as CFO of the Company, the Company and Mr. Roberts have entered into an employment agreement, dated as of October 9, 2013.  Mr. Roberts’ annual base salary will be $325,000, prorated for calendar year 2013, and his annual target cash bonus will be 50% of his base salary.

In connection with Mr. Roberts’ appointment and pursuant to the Company's 2012 Omnibus Equity Award Plan, Mr. Roberts will be granted, on a date following the initial date of his employment (the “Date of Grant”), 50,000 shares of restricted common stock (the “Restricted Shares”) and options exercisable for 75,000 shares of Common Stock of the Company (the “Options”) of the Company. The options will vest over four years, with 25% vesting on the first anniversary of the Date of Grant and six and one-quarter (6¼%) percent vesting quarterly thereafter and the Restricted Stock will vest over four years, with 25% vesting on the first anniversary of the Date of Grant, and 25% vesting on each annual anniversary date of issuance,  in each case provided that Mr. Roberts continues to remain employed by the Company. Mr. Roberts will participate in all employee benefit plans including the Company’s 401(k) plan and is entitled to four weeks of vacation per year.

Except as described below, the agreement contains a covenant not to engage in any business that competes with the Company during the term of his employment and for a period of twelve months thereafter, and a covenant not to solicit employees during the term of his employment and for a period of twelve months thereafter.

If Mr. Roberts’ employment is terminated by the Company without cause prior to a change of control (each as defined in the employment agreement) and (i)(X) such termination occurs before the second anniversary of his employment with the Company, he will be entitled to a lump-sum severance payment in an amount equal to 50% of his then current annual salary and the term of his non-compete will be six months, (Y) such termination occurs after the second but prior to the fifth anniversary of his employment with the Company, he will be entitled to a lump-sum severance payment in an amount equal to 75% of his then current annual salary and the term of his non-compete shall be nine months or (Z) such termination occurs after the fifth anniversary of his employment with the Company, he will be entitled to a lump-sum severance payment in an amount equal to 100% of his then current annual salary and the term of his non-compete shall be twelve months, and (ii) Mr. Roberts will be entitled to accelerated vesting upon such termination of employment of 25% of his then unvested outstanding stock awards.

If Mr. Roberts’ employment is terminated by the Company without cause or by Mr. Roberts for good reason (as defined in the employment agreement) following a change of control, he will be entitled to a lump-sum severance payment of 100% of his then current annual salary plus his then current bonus target, and he will receive accelerated vesting of 100% of his then unvested outstanding stock awards. In the event that any severance payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will “gross up,” on an after-tax basis, Mr. Roberts’ compensation so as to put him in the same after-tax position he would have enjoyed had the Section 4999 excise tax not applied to the severance payments.

In addition, if Mr. Roberts’ employment is terminated by the Company without cause or by Mr. Roberts for good reason, Mr. Roberts, his spouse and his eligible dependents will receive continued medical and dental benefits for twelve months on the same basis as provided to active employees of the Company, and will then become eligible for COBRA continuation coverage.

The description of Mr. Roberts’ employment agreement does not purport to be a complete description of the terms thereof and is qualified in its entirety by reference to the complete text of the agreement, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q and incorporated by reference into this Item 5.02.

Item 8.01.    Other Events.

On October 14, 2013, the Company issued a press release relating to Mr. Roberts’ appointment as CFO. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under Item 8.01 of this Form 8-K and the press release exhibited hereto is being furnished under Item 8.01. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated October 14, 2013 (incorporated by reference from the Company’s Current Report on Form 8-K filed on October 14, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS, INC. a Delaware corporation

By:	/s/ Michael P. Durney
Michael P. Durney
President and Chief Executive Officer

Date: October 16, 2013